                               LICENSE AGREEMENT
                               -----------------


        Agreement, dated as of March 31, 1997, between PFIZER INC. ("Pfizer Inc."), a Delaware corporation, 235 East 42nd Street, New York, New York 10017 and ROBERTS LABORATORIES INC. ("Roberts"), a New Jersey corporation, Meridian Center II, 4 Industrial Way West, Eatontown, New Jersey 07724.

      WHEREAS, Pfizer has discovered and developed a compound called sampatrilat, and is the owner of valuable know-how and patents concerning sampatrilat;

      WHEREAS, Roberts desires to take a license from Pfizer to make, have made, use and sell sampatrilat and related compounds and formulations of the foregoing; and

      WHEREAS, Pfizer is willing to grant such license to Roberts under certain terms and conditions;

      NOW, THEREFORE, in consideration of the mutual covenants and agreements provided herein Pfizer and Roberts hereby agree as follows:

SECTION 1 - Definitions
-----------------------

      1.1   "Active Ingredient" shall mean an ingredient that is listed in
             -----------------
            standard reference works, such as the Merck Index, as having a therapeutic use and that, when combined with the Licensed Products as a single entity, creates a Combination Product that is an improvement (therapeutically or commercially) over the Licensed Products as a single entity.

      1.2   "Affiliate" shall mean, with respect to any party to this
             ---------
            Agreement any person, firm, partnership, trust, company or other entity which directly or indirectly, (i) owns or controls said party, or (ii) is owned or controlled by such party or by any person, firm, partnership, trust, company or other entity which owns or controls, directly or indirectly, said party. For purposes of this Section 1.2 "owned" or "owns" shall
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                                      -2-

            mean the legal or beneficial ownership of more than fifty percent (50%) of the issued and voting capital stock or other share participation, and "controls" or "controlled" shall mean the power to vote or direct more than fifty percent (50%) of the voting power or otherwise to direct the affairs thereof, but only for so long as said ownership or control shall continue.


      1.3   "Compound" shall mean sampatrilat and related compounds claimed
             --------
            by the patents referred to in Section 1.7 (a).

      1.4   "Combination Products" shall mean products which contain a
             --------------------
            Compound and one or more other Active Ingredients.

      1.5   "Dollars" or "$" shall mean U.S. dollars.
             -------

      1.6   "IND" shall mean the application filed with the appropriate
             ---
            regulatory authority for permission to perform clinical investigations of a Licensed Product.

      1.7   "Licensed Patents" shall mean:
             ----------------

            (a) all patents listed in Exhibit 1.7(a), annexed hereto and made a part hereof, and any patents which may issue from the applications listed in Exhibit 1.7(a);

            (b) all other patents and applications anywhere in the Territory, now owned by or on behalf of Pfizer, which related to the Licensed Products or methods of use or manufacturing processes for the Licensed Products;

            (c) all patents and applications anywhere in the Territory hereafter acquired during the term of this Agreement by or on behalf of Pfizer, provided that such patents and applications
                  (i) claim inventions conceived during the term of this Agreement as a result of research funded by Pfizer and (ii) relate to the Licensed Products or methods of use or manufacturing processes for the
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                                      -3-

                  Licensed Products; and

            (d) divisionals, continuations, continuations-in-part, patents of addition, and extensions (including supplementary protection certificates) and reissues of the patents and applications referred to in Clauses (a) through (c) of this Section 1.7

      1.8   "Licensed Products" shall mean any Compound and any
             -----------------
            pharmaceutical compositions and dosage forms containing the Compound either alone or in combination with other Active Ingredients.

      1.9   "NDA" shall mean (i) with respect to the United States, an
             ---
            application filed with the U.S. Food and Drug Administration for approval to make and sell commercially the Licensed Products, and
            (ii) with respect to any country other than the United States, an application or series of applications filed with regulatory or other authorities for approval to make and sell commercially the Licensed Products in such country including price approvals.

      1.10  "Net Sales" shall mean:  (i) with respect to a Licensed
             ---------
            Product, the gross amount invoiced by Roberts or a sublicensee to a third party for a final dosage form of the Licensed Product less the following deductions:

            (a)   Trade, quantity and cash discounts actually given or allowed;

            (b) Rebates, allowances, Medicaid and Medicare reimbursements, chargebacks and similar deductions;

            (c) Any tax imposed on the sale, delivery or use of a Licensed Product (other than taxes based on income); and

            (d) Allowances or credits for returned goods or rejections of any Licensed Product which is unsalable; and
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                                      -4-

            (ii) in the case of Combination Products, (x) in the event Roberts, an Affiliate or a sublicensee is currently selling the Licensed Product as a single entity, "Net Sales" for any Payment Computation Period for any country shall be computed as follows: aggregate net sales in such country during such period of the Licensed Product as a single entity (determined in accordance with clause (i) hereof) shall be divided by the aggregate number of grams of Licensed Product contained therein, and the result thereof shall be multiplied by the aggregate number of grams of Licensed Product contained in the Combination Products sold in such country during such Payment Computation Period; or (y) in the event Roberts, an Affiliate or a sublicensee is not currently selling in such country the Licensed Product as a single entity, "Net Sales" shall be computed as follows: aggregate net sales of the Combination Product (determined in accordance with clause (i) hereof) shall be multiplied by a fraction, the numerator being Roberts', its Affiliate's or its sublicensee's cost of the Licensed Product in such Combination Product and the denominator being Roberts', its Affiliate's or sublicensee's total cost of all Active Ingredients in such Combination Product. Cost shall be based on Roberts', its Affiliate's or its sublicensee's accounting procedures which shall be in accordance with generally accepted accounting practices.

      1.11  "Payment Computation Period" shall mean each three (3) month
            ---------------------------
            period, or any portion thereof, ending on the last day of March, June, September and December of a given year.

      1.12  "Pfizer" shall mean Pfizer Inc. and its Affiliates.
             ------

      1.13  "Major Countries" shall mean the United Kingdom, France,
             ---------------
             Germany, Italy, Spain and Japan.

      1.14  "Phase III Clinical Trials" shall have the meaning ascribed in
             -------------------------
            Section 312.21(c) of Title 21 of the U.S.
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                                      -5-

            Code of Federal Regulations as amended from time to time.

      1.15  "Roberts" shall mean Roberts Laboratories Inc. and its
             -------
            Affiliates.

      1.16  "TI Delivery Date" means the date on which Pfizer has delivered
             ----------------
            to Roberts all of the Technical Information specified in the list attached as Exhibit 3.1(b).

      1.17  "Technical Information": shall mean all know-how, trade
             ----------------------
            secrets, data, technology and scientific and technical information owned by Pfizer that relate to or are useful in connection with the Licensed Products, including but not limited to: (a) medical, clinical, toxicological or other scientific data, (b) processes and analytical methodology used in development, testing, analysis, manufacture and packaging of the Licensed Products and (c) the contents of any IND's or similar regulatory filings for Licensed Products.

      1.18  "Territory" shall mean all countries of the world.
             ---------

      1.20  "444 Patent" means U.S. Patent No. 4,975,444, which claims all
             ----------
            forms of the Compound and expires on   August 25, 2009.

      1.21  "Amorphous Patents" means collectively the '444 Patent and all
             -----------------
            foreign counterparts of the '444 Patent.


      1.22  "Amorphous Licensed Products" means Licensed Products that
             ----------------------------
            are claimed by the Amorphous Patents but are not claimed by the Polymorphic Patents.


      1.23  "First Option Period Negotiations"  means the
             --------------------------------
            negotiations described in Section 16.1.

      1.24  "First Conversion Option" means the option described in Section
             -----------------------
            16.2.

      1.25  "First Option Commencement Date" means February 25, 2007.
             ------------------------------
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                                      -6-

      1.26  "First Option Expiration Date" means the date that is ninety
             ----------------------------
            (90) days after the First Option Commencement Date.

      1.27  "First Option Period" means the period of time beginning on the
             -------------------
            First Option Commencement Date and ending on the First Option Expiration Date.

      1.28  "750 Patent Application" means U.S. Patent Application serial
             ----------------------
            number 08/648,001, which claims the polymorphic form of the Compound, was filed on May 28, 1996 and claims priority from PCT/EP 94/0375 filed on November 9, 1994.

      1.29  "Polymorphic Patents" means collectively all patents issuing on
             -------------------
            the '750 Patent Application and all foreign counterparts of such patents.

      1.30  "Polymorphic Licensed Products" means Licensed Products that
             -----------------------------
            are claimed by the Polymorphic Patents.

      1.31  "Second Option Period Negotiations" means the negotiations
             ---------------------------------
            described in Section 16.3.

      1.32  "Second Conversion Option" means the option described in
             ------------------------
            Section 16.4

      1.33  "Second Option Commencement Date" means November 9, 2010.
             -------------------------------

      1.34  "Second Option Expiration Date" means the date that is ninety
             -----------------------------
            (90) days after the Second Option Commencement Date.

      1.35  "Second Option Period" means the period of time beginning on
             --------------------
            the Second Option Commencement Date and ending on the Second Option Expiration Date.

      1.36  "Reimbursable Development Costs Amount" means the sum of (a)the
             -------------------------------------
            out-of-pocket costs occurred worldwide by Roberts (including any and all payments made under Section 3 of this Agreement) in connection with its development of Licensed Products and efforts to obtain
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                                      -7-

            NDA approval thereof through the date on which Pfizer and Roberts consummate the agreement referred to in Sections 16.1 (c) or 16.3
            (c) as appropriate, including without limitation the costs of clinical studies, formulation development and manufacturing process improvements and (b) interest upon all such costs, compounded from the last day of the year in which such costs are accrued through the date on which such agreement is consummated at a monthly variable rate of one percent above the prime lending rate of Citibank, N.A., New York, New York.

SECTION 2 - Grant of Licenses
-----------------------------

      2.1 Subject to the terms of this Agreement, Pfizer hereby grants to Roberts, and Roberts hereby accepts, (a) a royalty bearing, exclusive license, including the right to sublicense, under the Licensed Patents to make, have made, use, offer to sell, sell, and import Licensed Products in the Territory, and (b) a royalty bearing exclusive license, including the right to sublicense, to use Technical Information in connection with the manufacture, use, offer to sell, sale and importation of Licensed Products in the Territory. It is understood that the foregoing exclusive licenses grant to Roberts the rights enumerated to the exclusion of all other parties, including Pfizer, except for the right of Pfizer, for purely experimental and research purposes only, to make and use Licensed Products under the Licensed Patents and to use Technical Information in connection therewith. Pfizer shall consult with Roberts before initiating any studies involving the Licensed Products.

      2.2 Notwithstanding Section 2.1, this Agreement does not grant Roberts any license to make, have made, use, offer to sell, sell or import the Licensed Products in the Territory in connection with the development or commercialization of Licensed Products for use in treating, preventing or curing diseases in non-humans. Pfizer retains all rights to develop and commercialize the Licensed Products for use in non-humans.

SECTION 3 - License and Due Diligence Payments
----------------------------------------------

      3.1 In partial consideration of the licenses granted to Roberts in this Agreement, Roberts shall pay to Pfizer license fees in the total amount of either $13,000,000 or $11,000,000, payable as follows:

            (a)   $1,000,000 upon execution of this Agreement by both parties:

            (b) $2,000,000 within 30 days after the delivery to Roberts of all of the Technical Information specified in the list attached as Exhibit 3.1 (b):
                              ---------------

            (c) $2,000,000 within 30 days after the date on which Roberts' IND first becomes effective in the U.S. or a Major Country;

            (d) $2,000,000 upon the earlier of the following two dates: (i) the date that is six (6) months after the first submission by Roberts of an NDA in the U.S. or in or for a Major Country, or (ii) the date that is 30 days after the earlier of FDA acceptance for filing of an NDA submitted by Roberts in the U.S., or comparable action in or for a Major Country.

            (e) If prior to the sixth anniversary of the TI Delivery Date either the FDA has accepted for filing an NDA submitted by Roberts in the U.S. or comparable action is taken prior to such anniversary in a Major Country, (i) $3,000,000 within 30 days after the earlier of (A) the date on which the first NDA submitted by Roberts is approved in the U.S. or (B) the date on which an NDA or NDAs permitting sale in at least two Major Countries is or are first approved and (ii) an additional $3,000,000 within twelve months after the earlier of the dates referred to in Clauses (A) and (B).

            (f) If prior to the sixth anniversary of the TI Delivery Date an NDA submitted by Roberts in the
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                                      -9-

                  U.S. has not been accepted for filing nor has comparable action been taken in or for a Major Country, $4,000,000 within 30 days after the earlier of (i) the date on which the first NDA submitted by Roberts is approved in the U.S. or (ii) the date on which an NDA or NDAs permitting sale in at least two Major Countries is or are first approved.

      3.2   Due Diligence Payments

            In addition, Roberts shall pay Pfizer the following if the specified conditions are met:

            (a) $1,000,000 within 30 days after the second anniversary of the TI Delivery Date if Roberts has not initiated Phase III Clinical Trials of the Licensed Product by such anniversary.

            (b) $2,000,000 within 30 days after the sixth anniversary of the TI Delivery Date, if an NDA in the U.S. is not accepted for filing by the FDA nor has comparable action been taken in a Major Country by such anniversary.

      3.3 Roberts will immediately inform Pfizer by telephone and in writing of the achievement of each milestone referred to in Section 3.1(b) through (f). Roberts shall also provide Pfizer with a written status report of the development progress of all Licensed Products by March 1 and September 1 of every year in which this Agreement is in effect.

SECTION 4 - Royalty Payments
----------------------------


      4.1 In partial consideration of the licenses granted to Roberts in this Agreement, and the disclosure to Roberts of Technical Information hereunder, Roberts shall pay to Pfizer royalties based on Net Sales of Licensed Products during each Payment Computation Period as follows:
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            (a)   At the rate of seven percent (7%) of the first $100,000,000 of worldwide Net Sales in any given year;

            (b) At the rate of ten percent (10%) of all worldwide Net Sales over $100,000,000 in any given year.

      4.2 The duration of royalty payments under Section 4.1 shall be determined on a country-by-county basis and shall continue in each country until the earlier of (a) the expiration of the last to expire of the Licensed Patents (if any) in such country with claims directed to the Licensed Product sold in such country by Roberts or its sublicensees, or (b) fifteen (15) years from the date of first commercial sale of Roberts or its sublicensees of any Licensed Product for use in humans in such country. After the expiration of Roberts' royalty obligations in a country, the licenses then in effect (as modified under Section 16) shall be fully paid-up.

      4.3 Once Roberts launches a Licensed Product, Roberts agrees to use its best efforts to maximize Net Sales of the Licensed Product.

SECTION 5 - Payment Procedures, Reports, Records, Taxes, Auditing
-----------------------------------------------------------------

      5.1 Sales between or among Roberts, its Affiliates and its sublicensees shall not be subject to royalties under Section 4, but in such cases royalties shall be calculated upon Net Sales to an independent third party. Roberts Pharmaceutical Corporation shall be responsible for payment of any royalties accrued on sales of Licensed Products to such independent third party through its affiliates or sublicensees.

      5.2 Roberts shall pay to Pfizer royalties on Net Sales during each Payment Computation Period within sixty (60) days after the end of each such Payment Computation Period, and each payment shall be accompanied by a report identifying the Licensed Product, the Net Sales, and the royalties payable to Pfizer, as well as computation thereof.

      5.3 All payments to be made by Roberts to Pfizer under this Agreement shall be made and reported in Dollars. The rate of exchange to be used in computing the amount of Net Sales and the Dollars due Pfizer shall be calculated using Roberts' then current standard exchange rate methodology, which methodology is used by Roberts in the translation of its foreign currency operating results for external reporting; is consistent with United States generally accepted accounting principles and is reviewed and approved by Roberts' independent certified public accountants.

      5.4 Taxes required to be paid or withheld by Roberts, or its sublicensees for the account of Pfizer on amounts payable to Pfizer under this Agreement shall be deducted from the amounts due hereunder at the rates specified by applicable law. In addition, Roberts shall provide promptly to Pfizer receipts from the government or taxing authority evidencing payment of such taxes.

      5.5 Roberts and its sublicensees shall keep full and accurate books and records setting forth gross sales, Net Sales, and amounts payable to Pfizer hereunder. Roberts shall permit Pfizer, at Pfizer's expense, by independent certified public accountants employed by Pfizer and reasonably acceptable to Roberts upon written notice to Roberts and no more than once a year, to examine such books and records at any reasonable time, but not later than five (5) years following the rendering of any such reports, accountings and payments. Such independent accountants shall not disclose to Pfizer any of Roberts' cost data. The opinion of said independent accountants regarding such reports, accountings and payments shall be binding on the parties hereto. All amounts of Net Sales shall be determined from the books and records of Roberts maintained in accordance with United States generally accepted accounting principles, consistently applied.

      5.6 Roberts shall pay interest to Pfizer upon any and all amounts payable under Section 3 and 4 (including royalties that are contested or overlooked but later paid) that are at any time overdue and payable to Pfizer at a monthly variable interest rate of 1% above the prime lending rate of Citibank, N.A., New York, New York which was in effect on the first day of the preceding calendar month, such interest accruing from the date when such royalties are due and payable as provided herein to the date of payment.

SECTION  6 - Disclosure of Information
--------------------------------------

      6.1 Pfizer shall deliver photocopies or originals of all of the Technical Information listed on Exhibit 3.1(b) within six (6) months after the execution of this Agreement. Within ten (10) calendar days after such delivery, Roberts shall either confirm its receipt of all such Technical Information or specify which of such Technical Information it has not received. All such Technical Information is subject to the disclaimers and caveats set forth on
            Exhibit 3.1(b).

      6.2 During the term of this Agreement or if this Agreement is terminated by Roberts or Pfizer, for five (5) years after such termination hereof, Roberts shall keep confidential and not disclose to others or use for any purpose, other than in connection with the discharge of its obligations or exercise of its rights under this Agreement, any Technical Information supplied in writing by Pfizer or its Affiliates; provided, however, that the foregoing obligations of confidentiality and non-use shall not apply to the extent that any such information (a) already known to Roberts at the time of disclosure hereunder or hereafter developed by Roberts independent of any disclosure hereunder as Roberts can demonstrate by competent proof; or (b) is or becomes publicly known prior to or after disclosure other than through acts or omissions of Roberts or its employees or (c) is disclosed in good faith to Roberts by a third party under a reasonable claim of right. Any disclosure of Technical Information to third parties shall be subject to confidentiality obligations consistent with the provisions of this
            Section 6.2, to the extent possible under applicable law. Nothing herein shall be deemed to prevent Roberts investigators
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                                      -13-

            from publishing the results of their work.

      6.3 In connection with the furnishing by Pfizer of Technical Information hereunder, Pfizer agrees, at the request of Roberts, to allow personnel of Roberts to visit facilities of Pfizer and its Affiliates and to consult with their personnel, at mutually agreeable times, to discuss and review such information. In addition, Pfizer agrees, at the request of Roberts and at Roberts' expense, to allow personnel of Pfizer or its Affiliates to visit Roberts' manufacturing and research facilities, at mutually agreeable times to discuss and review such information.

      6.4 During the term of this Agreement and for five (5) years after expiration or termination hereof (except in case of termination by Pfizer under Section 13), Pfizer shall keep confidential and not disclose to others or use for any purpose, other than in connection with the discharge of its obligations or exercise of its rights under this Agreement, any know-how, data or information that are owned by Roberts, directed to Licensed Products and disclosed in writing by Roberts and marked "confidential"; provided, however, the foregoing obligations of confidentiality and non-use shall not apply to the extent that such know-how, data and information is:
            (a) already known to Pfizer at the time of disclosure hereunder or hereafter developed by Pfizer independent of any disclosure hereunder as Pfizer can demonstrate by competent proof; or (b) publicly known prior to or after disclosure hereunder other than through acts or omissions of Pfizer or its employees; or (c) disclosed in good faith to Pfizer by a third party under a reasonable claim of right. Nothing herein shall be deemed to prevent Pfizer investigators from publishing the results of their work.

      6.5 All Technical Information heretofore disclosed by Pfizer to Roberts and any know-how, data and information disclosed by Roberts to Pfizer shall be deemed to have been disclosed pursuant to this Agreement and shall be subject to the provisions of
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                                      -14-

            this Agreement,  including but not limited to Sections 6.3 and 6.4

SECTION 7 - Supply of Bulk Sampatrilat
--------------------------------------

      7.1 Except as specified below, Roberts alone will be responsible for manufacturing all Licensed Product needed to meet its developmental and commercial requirements. Pfizer will supply Roberts with approximately 20 kilograms of bulk sampatrilat and will use reasonable efforts to extend the period during which such bulk sampatrilat may be used under U.S. law and regulations in clinical studies such as by extending the shelf life of such bulk sampatrilat. The outcome of Pfizer's efforts to extend such period is not assured and will have no impact on either parties' rights or obligations under this Agreement.

      7.2 PFIZER EXPRESSLY DISCLAIMS ALL IMPLIED AND EXPRESS WARRANTIES (INCLUDING WITHOUT LIMITATION THE WARRANTY OF MERCHANTABILITY) WITH RESPECT TO THE BULK SAMPATRILAT IT SUPPLIES TO ROBERTS UNDER
            SECTION 7.1

SECTION 8 - Prosecution, Maintenance and Extension of Patents
-------------------------------------------------------------

      8.1 Pfizer and Roberts shall cooperate in connection with the continued prosecution by Pfizer of the patent applications listed in Exhibit 1.7(a). Such cooperation shall include, without limitation: (a) Roberts shall have full access to all documentation, filings and communications to or from the respective patent offices, and shall be kept fully advised as to the status of all pending applications;
            (b) Pfizer, its agents and attorneys will use their reasonable efforts to secure grant of all the Licensed Patents and will consult with Roberts in the event that any country rejects any of the patent applications constituting Licensed Patents; and (c) Pfizer, its agents and attorneys will give due consideration to all suggestions and comments of Roberts regarding any aspect of such patent prosecutions.

      8.2 In addition, Pfizer shall take all necessary steps and pay all expenses necessary to maintain for the full life thereof all Licensed Patents. Pfizer and Roberts shall consult with each other during the term of this Agreement to determine a worldwide patent filing strategy. Roberts shall use reasonable efforts to reduce or eliminate patent prosecution and maintenance costs related to the Licensed Patents in countries where Roberts has no reasonable expectation of actively making, using or selling the Licensed Products.

      8.3 Unless Pfizer elects to do so, Roberts shall have the right, upon consultation with Pfizer, to file on behalf of and as agent for Pfizer all applications and filings and take all actions necessary to obtain the benefits under the Drug Price Competition and Patent Term Restoration Act of 1984 and any amendments thereof. Pfizer agrees to sign such further authorizations and instruments and take such further actions as may be requested by Roberts to implement the foregoing.

      8.4 Pfizer and Roberts shall cooperate to obtain Supplementary Protection Certificates in Europe where possible and for this purpose Roberts shall inform Pfizer promptly of any country which grants regulatory approval for Licensed Products and, upon request, shall provide Pfizer with a summary of the registration documents or any other documents reasonably required by Pfizer for such purpose.

      8.5 If any claim of a Licensed Patents becomes, within any country in the Territory, the subject of a judgment, decree or decision of a court, tribunal, or other authority of competent jurisdiction, which judgment, decree, or decision is or becomes final (there being no further right of review) and adjudicates the validity, enforceability, scope, or infringement of the same, the construction of such claim in such judgment, decree or decision shall be followed thereafter in such country in determining whether a product is licensed hereunder, not only as to such claim but also as to all other claims to which such construction reasonably applies. If at any time there are two or more conflicting final judgments, decrees, or decisions with respect to the same claim, the decision of the higher tribunal shall thereafter control, but if the tribunal be of equal rank, then the final judgment, decree, or decision more favorable to such claim shall control unless and until the majority of such tribunals of equal rank adopt or follow a less favorable final judgment, decree, or decision, in which event the latter shall control.

      8.6 Roberts shall mark all Licensed Products made, used or sold under the terms of this Agreement, or their containers, in accordance with the patent laws of the country where made, used or sold.

SECTION 9 - Infringement Of Licensed Patents
--------------------------------------------

      9.1 Roberts shall give Pfizer prompt notice of any infringement, potential infringement or suspected infringement of the Licensed Patents that may come to Roberts' attention. Pfizer shall give Roberts prompt notice of its intent to bring legal action against a party for infringing the Licensed Patents. Promptly after any such notice, the party receiving the notice shall consult and cooperate fully with the other to determine a course of action, including, but not limited to, the commencement of legal action by one or both parties, to cause such infringement, potential infringement or suspected infringement to be terminated. Each party, at its option, may elect to participate in or commence such a legal action. In the event of a joint action in which both parties agree to participate, the parties will share in the costs and the recovery of the agreed upon course of action in a manner to be agreed upon. Failing agreement on a course of action to abate infringement, potential infringement or suspected infringement within thirty (30) days of the time such infringement, potential or suspected infringement becomes known to both parties, either party shall have the right, at its own expense, (a) to initiate and prosecute an action against the infringer and retain whatever damages are recovered and (b) to take whatever other steps it shall deem advisable. In the event Roberts is unable to initiate and prosecute any such action solely in its own name, Pfizer will execute all documents necessary for Roberts to initiate and prosecute such action and cooperate in such action, at the cost and expense of Roberts, and vice versa. Neither party will enter into any settlement of any action referred to in this Section 9.1 without the other party's prior consent, which consent shall not be unreasonably withheld.

      9.2 Roberts and Pfizer shall, at the other's request, take all action necessary to assist in suits initiated under Section 9.1 (including joining as a party).

SECTION 10 - Representations, Warranties and Covenants
------------------------------------------------------

      10.1  Pfizer hereby represents and warrants to Roberts as follows:

            (a) Pfizer has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of this Agreement by Pfizer have been duly and validly authorized and approved by proper corporate action on the part of Pfizer, and Pfizer has taken all other action required by law, its corporate statutes, certificate of incorporation or by-laws or any agreement to which it is a party or to which it may be subject required to authorize such execution, delivery and performance. Assuming due authorization, execution and delivery on the part of Roberts, this Agreement constitutes a legal, valid and binding obligation of Pfizer, enforceable against Pfizer in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws of general application relating to creditors' rights.

            (b) To the best of Pfizer's knowledge, the execution and delivery of this Agreement by Pfizer and the performance by Pfizer contemplated hereunder will not violate any ordinance, law, decree or government regulation or any order of any court or other governmental department, authority, agency or instrumentality thereof.

            (c) To the best of Pfizer's knowledge, as of the date hereof the issued Licensed Patents are valid and enforceable patents and are not being infringed. In addition, Pfizer is the legal and beneficial owner of all the Licensed Patents and all of the Technical Information, and no other person, firm, corporation or other entity has any right, interest or claim in or to the Licensed Patents or Technical Information.

            (d) Neither the execution and delivery of this Agreement nor the performance hereof by Pfizer requires Pfizer to obtain any permits, authorizations or consents from any governmental body or from any other persons, firm or corporation, and such execution, delivery and performance will not result in the breach of or give rise to any termination of any agreement or contract to which Pfizer may be a party or which otherwise relates to the Licensed Patents, Technical Information or the Licensed Products.

      10.2  Roberts hereby represents and warrants to Pfizer as follows:

            (a) Roberts has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of this Agreement by Roberts has been duly and validly authorized and approved by proper corporate action on the part of Roberts, and Roberts has taken all other action required by law, its certificate of incorporation or by-laws or any agreement to which it is a party or to which it may be subject required to authorize such execution and delivery. Assuming due authorization, execution and delivery on the part of Pfizer, this Agreement constitutes a legal, valid and binding obligation of Roberts, enforceable against Roberts in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws of general application relating to creditors' rights.

            (b) To the best of Roberts' knowledge, the execution and delivery of this Agreement and the performance by Roberts contemplated hereunder will not violate any state, federal or other statute or regulation or any order of any court or other governmental department, authority, agency or instrumentality of the United States.

            (c) Neither the execution and delivery of this Agreement nor the performance hereof by Roberts requires Roberts to obtain any permits, authorizations or consents from any governmental body or from any other persons, firm or corporation, and such execution, delivery and performance will not result in the breach of or give rise to any termination of any agreement or contract to which Roberts may be a party.

      10.3 Pfizer disclaims any implied warranty that Licensed Products made in accordance with Licensed Patents have commercial utility.

SECTION 11 - Indemnification
----------------------------

      11.1 Roberts agrees to indemnify, defend and hold Pfizer and its directors, officers, agents and employees (the "Pfizer Parties") harmless from all loss, damage, liability, claim of loss, lawsuit, action, cost, fees (including reasonable attorneys' fees), expenses, and other claims asserted against them or any of them for any damage, injury or death arising directly or indirectly as a result of the clinical or animal testing or use, manufacturing, processing, packaging, marketing, sale, distribution or disposal of Licensed Products, or the disposal of wastes produced in the course of any of the foregoing activities in each case by Roberts or its sublicensees; provided, however, (a) such loss, damage, liability, claim, lawsuit or action shall not be the result of the gross negligence or intentional misconduct on the part of the Pfizer Parties, and (b) that Pfizer shall give Roberts notice as soon as practicable of any such claim or action and that Roberts shall have the right to participate in any compromise, settlement or defense hereof.

SECTION 12 - Termination
------------------------

      12.1 This Agreement shall be effective as of the date first set forth above and shall remain in effect for so long as Roberts is obligated to make payments to Pfizer under Sections 3 and 4, unless earlier terminated as provided herein. The provisions of Sections 6 and 11 shall survive the expiration or termination of this Agreement. In addition, the provisions of the last sentence of
            Section 4.2 with respect to the fully paid-up Technical Information license shall survive the expiration of this Agreement.

SECTION 13 - Termination
------------------------

      13.1 Roberts shall have the exclusive option at any time to terminate this Agreement in full for whatever reason upon ninety (90) days' prior written notice to Pfizer.

      13.2 If either Roberts or Pfizer materially breaches or defaults in the performance or observance of any of the provisions of this Agreement, and such breach or default is not cured within sixty
            (60) days after the giving of notice by the other party specifying such breach or default, the other party shall have the right to terminate this Agreement upon a further thirty (30) days notice.
            If any representation or warranty of any party as contained in this Agreement shall be materially incorrect or inaccurate, such shall be deemed to be a material breach or default of this Agreement by such party.

      13.3 Termination of this Agreement for any reason shall be without prejudice to: (i) the rights and obligations of the parties as provided in Sections 6 and 11; (ii) Pfizer's right to receive all payments accrued under

            Sections 3 and 4 prior to the effective date of such termination; and (iii) any other remedies which either party may otherwise have.

      13.4 Upon any termination by Pfizer under Section 13.2, and to the extent requested by Pfizer, Roberts shall, at its sole expense, transfer to Pfizer all Technical Information delivered to Roberts hereunder, all scientific and technical information developed by Roberts regarding Licensed Products, all INDs, NDAs and other governmental health registrations and approvals regarding Licensed Products; provided, however, Pfizer shall not be entitled to any rights under any Roberts patents or scientific or technical information to the extent such do not relate to Licensed Products as a single entity.

SECTION 14 - Force Majeure
--------------------------

      14.1 Neither party shall be liable to the other for loss or damages or shall have any right to terminate this Agreement for any default or delay attributable to any force majeure event, including but not limited to acts of God, acts of government, fire, flood, earthquake, strikes, labor, disputes, and the like, if the party affected shall give prompt notice of any such cause to the other party. The party giving such notice shall thereupon be excused from such of its obligations hereunder as it is thereby disabled from performing for so long as it is so disabled and for 60 days thereafter; provided, however, that such affected party commences and continues to take reasonable and diligent actions to cure such cause. Notwithstanding the foregoing, nothing in this Section 14.1 shall excuse or suspend the obligation to make any payment due hereunder in the manner and at the time provided. If a party's performance cannot be resumed within 180 days of its suspension, this Agreement may be terminated by the other party upon 30 days advance written notice.

SECTION 15 - Assignment
-----------------------

      15.1 Except as expressly provided herein, neither party may assign its rights and obligations under this Agreement except to an Affiliate without the prior written consent of the other, except a party may make such an assignment without the other party's consent in connection with any merger or sale of all or substantially all of its assets to which this Agreement relates. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assignees of the parties hereto. If any assignment of this Agreement occurs, the assignor shall remain liable for all payments and obligations hereunder of the assignee.

SECTION 16 - Option Rights Retained by Pfizer
---------------------------------------------

      16.1  First Option Period Negotiations
            --------------------------------

            (a)   Evaluation Period.  At any time during the First Option
                  -----------------
                  Period, if Pfizer is interested in initiating the negotiations referred to in Section 16.1(c), Pfizer may elect to initiate an evaluation period by giving written notice to Roberts of its desire to initiate such evaluation period.

            (b)   Roberts' Obligations during the Evaluation Period.  If
                  -------------------------------------------------
                  Pfizer elects to initiate the evaluation period pursuant to
                  Section 16.1(a), Roberts shall (i) give Pfizer access to any INDs or NDAs maintained by Roberts with respect to the Amphorous Licensed Products, (ii) make available personnel qualified to respond to any Pfizer questions concerning such filings, and (iii) notify Pfizer of its estimate of the Reimbursable Development Costs Amount, assuming consummation of the agreement referred to in Section 16.1(c) on the last day of the First Option Period. For each day that elapses after the date on which Pfizer initiates the evaluation period and the date on which Roberts first complies with its obligations under the preceding sentence, the First Option Period shall be extended by a day. Pfizer may use any information disclosed to Pfizer under this Section 16.1(b) solely in connection with its evaluation and negotiations under this Section 16.1.

            (c)   Initiation of First Option Period Negotiations.  At any
                  ----------------------------------------------
                  time during the First Option Period, upon Pfizer's written request, Roberts will enter into good faith negotiations with Pfizer aimed at the consummation of an agreement under which


                    (i) the exclusive licenses under the Amorphous Patents and the Technical Information granted in
                              Section 2.1 shall be converted automatically to non-exclusive licenses;

                    (ii) Pfizer and any licensees it selects shall have automatically the right to make, have made, use, offer to sell, sell and import the Amorphous Licensed Products under the Amorphous Patents and using the Technical Information under brand names that are different from the brand names used by Roberts for the Licensed Products;

                    (iii) Roberts will furnish Pfizer immediately with a complete copy of Roberts' INDs and NDAs for Amorphous Licensed Products;

                    (iv) Roberts shall grant Pfizer immediately the right to refer to Roberts' INDs and NDAs in connection with any applications by Pfizer for INDs or NDAs for Amorphous Licensed Products;

                    (v) Pfizer shall automatically have a non-exclusive worldwide license from Roberts, with the right to sublicense, to use the contents of such INDs and NDAs in connection with the manufacture, use, offer to sell, sale and importation of the Amorphous Licensed Products;

                    (vi) In full consideration of the rights and license referred to in Section 16.1(d) (iv) and (v), within thirty (30) days after the date on which Pfizer enters into the agreement with Roberts, Pfizer shall pay Roberts a fair percentage of the Reimbursable Development Costs Amount, which as of this date the parties estimate to be 50%;

                    (vii) Roberts will supply all of Pfizer or any licensee's developmental and commercial requirements of Amorphous Licensed Products;

                    (viii) Upon commercial launch by Pfizer or any of its licensees of any Amorphous Licensed Products in any country, the royalty rates applicable to sales in such country under Section 4 shall be reduced automatically by a fair percentage, which as of this date the parties estimate to be seventy-five percent (75%);

                    (ix) The parties shall establish promptly a mutually acceptable procedure for exchanging information regarding adverse experiences with respect to the Licensed Products.

            (d) The outcome of the First Option Period Negotiations is not assured, Roberts not being under any obligation other than the obligation to negotiate in good faith.

      16.2  First Conversion Option
            -----------------------

            (a)   Exercise of First Conversion Option.  In lieu of
                  -----------------------------------
                  exercising any of its rights under Section 16.1, at any time during the Fist Option Period, Pfizer may elect to exercise the First Conversion Option by giving written notice to Roberts of such exercise.

            (b)   Effect of Exercise of First Conversion Option.  Upon
                  ---------------------------------------------
                  Pfizer's exercise of the First Conversion Option, the following provisions shall apply automatically:

                    (i) the exclusive licenses under the Amorphous Patents and the Technical Information granted to Roberts in Section 2.1 shall be converted automatically to non-exclusive licenses;

                    (ii) Pfizer and any licensees selected by Pfizer shall have automatically the right to make, have made, use, offer to sell, sell and import the Amorphous Licensed Products under the Amorphous Patents and using the Technical Information under brand names that are different from the brand names used by Roberts for the Licensed Products;

                    (iii) Upon Pfizer's request, Roberts and Pfizer will enter into good faith negotiations aimed at the consummation of a supply agreement under which Roberts would supply all of the developmental and commercial requirements of Amorphous Licensed Products of Pfizer or its licensees;

                    (iv) Upon commercial launch by Pfizer or any of its licensees of any Amorphous Licensed Products in any country, the royalty rates set forth in
                              Section 4 shall be reduced automatically by seventy-five percent (75%) for sales in such country;

                    (v) The parties shall establish promptly a mutually acceptable procedure for exchanging information regarding adverse experiences with respect to the Licensed Products.

      16.3  Second Option Period Negotiations
            ---------------------------------

            (a)   Evaluation Period.  At any time during the Second Option
                  -----------------
                  Period, if Pfizer is interested in initiating the negotiations referred to in Section 16.3(c), Pfizer may elect to initiate an evaluation period by giving written notice to Roberts of its desire to initiate such evaluation period.

            (b)   Roberts' Obligations during the Evaluation
                  ------------------------------------------
                  Period.  If Pfizer elects to initiate the evaluation period
                  ------
                  pursuant to Section 16.1(a), Roberts shall (i) give Pfizer access to any INDs or NDAs maintained by Roberts with respect to the Polymorphic Licensed Products, (ii) make available personnel qualified to respond to any Pfizer questions concerning such filings, and (iii) notify Pfizer of its estimate of the Reimbursable Development Costs Amount, assuming consummation of the agreement referred to in Section 16.3(c) on the last day of the Second Option Period. For each day that elapses after the date on which Pfizer initiates the evaluation period and the date on which Roberts first complies with its obligations under the preceding sentence, the Second Option Period shall be extended by a day. Pfizer may use any information disclosed to Pfizer under this Section 16.1(b) solely in connection with its evaluation and negotiations under this Section 16.3.

            (c)   Initiation of Second Option Period Negotiations.  At any
                  -----------------------------------------------
                  time during the Second Option Period, upon Pfizer's written request, Roberts will enter into good faith negotiations with Pfizer aimed at the consummation of an agreement under which

                    (i) the exclusive licenses under the Polymorphic Patents and the Technical Information granted in
                              Section 2.1 shall be converted automatically to non-exclusive licenses;

                    (ii) Pfizer and any licensees it selects shall have automatically the right to make, have made, use, offer to sell, sell and import the Polymorphic Licensed Products under the Polymorphic Patents and using the Technical Information under brand names that are different from the brand names used by Roberts for the Licensed Products;

                    (iii) Roberts will furnish Pfizer immediately with a complete copy of Roberts' INDs and NDAs for Polymorphic Licensed Products;

                    (iv) Roberts shall grant Pfizer immediately the right to refer to Roberts' INDs and NDAs in connection with any applications by Pfizer for INDs or NDAs for Polymorphic Licensed Products;

                    (v) Pfizer shall automatically have a non-exclusive worldwide license from Roberts, with the right to sublicense, to use the contents of such INDs and NDAs in connection with the manufacture, use, offer to sell, sale and importation of the Polymorphic Licensed Products;

                    (vi) In full consideration of the rights and license referred to in Section 16.1(d)(iv) and (v), and so long as the agreement referred to in Section 16.1(c) has not been consummated and the First Conversion Option has not been exercised, within thirty (30) days after the date on which Pfizer exercises the

                              Second Hybrid Option, Pfizer shall pay Roberts a fair percentage of the Reimbursable Development Costs Amount, which as of this date the parties estimate to be 50%.

                    (vii) Roberts will supply all of Pfizer or any licensee's developmental and commercial requirements of Polymorphic Licensed Products;

                    (viii) Upon commercial launch by Pfizer or any of its licensees of any Polymorphic Licensed Products in any country, and so long as the royalty rates have not already been reduced in such country, the royalty rates applicable to sales in such country under Section 4 shall be reduced automatically by a fair percentage, which as of this date the parties estimate to be seventy-five (75%).

                    (ix) The parties shall establish promptly a mutually acceptable procedure for exchanging information regarding adverse experiences with respect to the Licensed Products.

            (d) The outcome of the Second Option Period Negotiations is not assured, Roberts not being under any obligation other than the obligation to negotiate in good faith.

      16.4  Second Conversion Option
            ------------------------

            (a)   Exercise of Second Conversion Option. In lieu of
                  ------------------------------------
                  exercising any of its rights under Section 16.3, at any time during the Second Option Period, Pfizer may elect to exercise the Second Conversion Option by giving written notice to Roberts of such exercise.

            (b)   Effect of Exercise of Second Conversion Option.  Upon
                  ----------------------------------------------
                  Pfizer's exercise of the Second Conversion Option, the following provisions shall apply automatically:

                    (i) the exclusive licenses under the Polymorphic Patents and the Technical Information granted to Roberts in Section 2.1 shall be converted automatically to non-exclusive licenses;

                    (ii) Pfizer and any licensees selected by Pfizer shall have automatically the right to make, have made, use, offer for sale, sell and import the Polymorphic Licensed Products under the Polymorphic Patents and using the Technical Information under brand names that are different from the brand names used by Roberts for the Licensed Products;

                    (iii) Upon Pfizer's request, Roberts and Pfizer will enter into good faith negotiations aimed at the consummation of a supply agreement under which Roberts would supply all of the developmental and commercial requirements of Polymorphic Licensed Products of Pfizer or its licensees;

                    (iv) Upon commercial launch by Pfizer or any of its licensees of any Polymorphic Licensed Products in any country, and so long as the royalty rates have not already been reduced in such country, the royalty rates set forth in Section 4 shall be reduced automatically by seventy-five percent (75%) for sales in such country.

                    (v) The parties shall establish promptly a mutually acceptable procedure for exchanging information regarding adverse experiences with respect to the Licensed Products.

      16.5  Condition for Exercise of Options.  Pfizer may elect to
            ---------------------------------
            initiate the evaluation periods and negotiations referred to in Sections 16.1 and 16.3, or exercise the options referred to in Sections 16.2 and 16.4, only if during the then most recent twelve month period for which independent audited prescription drug sales data are available, the Licensed Products have collectively accounted for at least six percent (6%) of all worldwide sales of pharmaceuticals sold for the treatment of hypertension in humans.

      16.6  Environmental Information Disclosure.  Upon Pfizer's request in
            ------------------------------------
            connection with the exercise of its rights under this Section 16, Roberts will furnish Pfizer with information (if any) reasonably needed by Pfizer to assess the environmental, health and safety requirements associated with the manufacture of Licensed Products.

SECTION 17 - Miscellaneous
--------------------------

      17.1  Governing Law - This Agreement shall be governed by and
            -------------
            construed under the law of the State of New York, regardless of the choice of law principles of New York or any other jurisdiction.

      17.2  Notices - Any notice required under this Agreement shall be in
            -------
            writing sent by (a) certified mail, postage prepaid with return receipt requested (b) Fed Ex or another reliable courier service or
            (c) telefax (confirmed by such mail or courier service), addressed as follows:

If to Roberts:                            If to Pfizer:

Roberts Pharmaceutical                    Pfizer Inc.
  Corporation                             235 East 42nd Street
Meridian Center II                        New York, NY  10017
4 Industrial Way West                     Attention: General Counsel
Eatontown, NJ  07724

Attention: Anthony A. Rascio

Telefax:  (908) 389-1014                  Telefax:  (212) 808-8926

            All notices shall be deemed to be effective on the date sent. In case any party changes its addresses at which notice is to be received, written notice of such change shall be given without delay to the other party.

      17.3  Entire Agreement - This Agreement sets forth the entire
            ----------------
            agreement and understanding between the parties hereto as to the subject matter hereof and has priority over all documents, verbal consents or understandings made between Pfizer and Roberts before the conclusion of this Agreement with respect to the subject matter hereof. None of the terms of this Agreement shall be amended or modified except in a writing signed by the parties hereto.

      17.4  Waivers - A waiver by any party of any term or condition of
            -------
            this Agreement in any one instance shall not be deemed or construed to be a waiver of such term or condition for any similar instance in the future or of any subsequent breach hereof. All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be a limitation of any other remedy, right, undertaking, obligation or agreement of any party.

      17.5  Independent Contractor Status - Both parties shall act as
            -----------------------------
            independent contractors, and nothing in this Agreement shall be construed to give either party the power or authority to act for, bind or commit the other party.

      17.6  Consents and Approvals - Whatever provision is made in this
            ----------------------
            Agreement for either party to secure the consent or approval of the other, that consent or approval shall not be unreasonably withheld, and whenever in this Agreement provisions are made for one party to object to or disapprove a matter, such objection or disapproval shall not be exercised unreasonably.

      17.7  Public Statements - Neither party shall make any public
            -----------------
            statement or issue any press release expressly or implicitly specifying the financial terms of this Agreement without first obtaining the consent of the other party (which consent shall not be unreasonably withheld), except that consent of the other party shall not be required as to any such public statement or other communication (i) which is reasonably believed to be required by law, or (ii) which has already been publicly disclosed and is still accurate. In addition, Roberts agrees not to use the name of Pfizer or any of its subdivisions in any advertising or promotion relating to the sale of Licensed Products.

      17.8  Headings and Sections - Headings in this Agreement are included
            ---------------------
            herein for ease of reference only and have no legal effect. References to Sections are to Sections of this Agreement unless specified otherwise.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their duly authorized officers.


Pfizer Inc.                               Roberts Laboratories Inc.


    Signature not determined                  /s/ Robert A. Vukovich
By:___________________________            By:___________________________
                                                  President

In order to induce Pfizer Inc. to execute this Agreement, Roberts
Pharmaceutical Corporation, the owner of all of the outstanding shares of Roberts Laboratories Inc., hereby guarantees the full and timely performance of all of the obligations of Roberts Laboratories Inc. under this Agreement.

Roberts Pharmaceutical Corporation

By:  /s/ Robert A. Vukovich
     ----------------------
     President